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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     As independent auditors, we hereby consent to the use of our reports and to the reference to our firm under the caption "Experts" included in or made a part of this registration statement




                                       /s/ ARSEMENT, REDD & MORELLA, L.L.C.
                                       ARSEMENT, REDD & MORELLA, L.L.C.

June 30, 1997